Exhibit 32.1
Certification of Chief Executive Officer
In connection with the Annual Report of Tecumseh Products Company (the “Company”) on Form 10-K for the period ended December 31, 2008, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Edwin L. Buker, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2009	BY:	/s/ Edwin L. Buker
Edwin L. Buker
President and Chief Executive Officer